Exhibit B-195


                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     Merging

                              GPX ACQUISITION CORP.
                             a Delaware corporation

                                  With And Into

                                 MYR GROUP INC.
                             a Delaware corporation


      The undersigned, being the Vice President of GPX Acquisition Corp. a Delaware corporation (the "Corporation"), does hereby certify:

      FIRST: That the Corporation (f/k/a GPUI Holdings Inc.) was incorporated on the 3rd day of March, 1997, pursuant to the Delaware General Corporation Law (the "DGCL"), the provisions of which permit the merger of a parent corporation organized and existing under the laws of said State into a subsidiary corporation organized and existing under the laws of said State.

      SECOND:     That the Corporation owns at least ninety percent of the
outstanding shares of the common stock, par value $0.01 per share of MYR Group Inc. (f/k/a The L. E. Myers Co. Group) ("MYR"), a corporation incorporated on the 15th day of January, 1982, pursuant to the DGCL, and having no class of capital stock outstanding other than said common stock.

      THIRD: That by resolutions of the sole stockholder of the Corporation, duly adopted and filed with the minutes of the Corporation, pursuant to Section 228(a) of the DGCL, the proposed Merger (as defined below) was approved.

      FOURTH: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on April 26, 2000 pursuant to Section 141(f) of the DGCL and filed with the minutes of the Corporation, determined to, and effective upon the filing of this Certificate of Ownership and Merger with the Delaware Secretary of State (as defined below) shall, merge itself into MYR Group Inc.:

            "WHEREAS, on December 21, 1999, an Agreement and Plan of Merger (the
      "Merger   Agreement")   was  entered  into  by  and  among  GPU,  Inc.,  a
      Pennsylvania corporation ("GPU"), the


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      Corporation,  which is a direct  wholly owned  subsidiary  of GPU, and MYR whereby the Corporation will merge with and into MYR (the "Merger"), with MYR continuing as the surviving corporation (the "Surviving Corporation") in the Merger under the corporate name it possesses immediately prior to the effective time of the Merger (the "Effective Time"); and

            WHEREAS,  pursuant to the Merger  Agreement,  commencing on December
      29, 1999, an offer was made by the Corporation to purchase all the outstanding shares of common stock, par value $0.01 per share, (the "Shares") of MYR, at a price of $30.10 per Share, net to the seller in cash and without interest thereon, on the terms and subject to the conditions set forth in the Offer to Purchase, dated December 29, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal," which together with the Offer to Purchase constitutes the "Offer"); and

            WHEREAS, the number of Shares purchased by the Corporation as of the date hereof pursuant to the Offer is 6,203,576, representing 92.4% of the issued and outstanding capital stock of MYR; and

            WHEREAS, MYR has no other classes of capital stock issued and outstanding; and

            WHEREAS, by resolutions duly adopted by written consents of the Board of Directors of the Corporation dated December 20, 1999, the Merger Agreement, including the terms and conditions contemplated therein, was duly approved, adopted, ratified and confirmed.

                       MERGER OF THE CORPORATION INTO MYR

            NOW, THEREFORE, BE IT RESOLVED, that effective upon the filing of an appropriate Certificate of Ownership and Merger embodying these resolutions, pursuant to the provisions contained in Section 253 and in accordance with Section 103 of the DGCL, with the Secretary of State of the State of Delaware (the "Delaware Secretary of State"), the Corporation shall merge itself into MYR, and MRY will assume all of the rights and obligations of the Corporation.



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            RESOLVED,   the  Certificate  of   Incorporation  of  the  Surviving
      Corporation shall be amended it its entirety in the form attached hereto as Exhibit a.

            RESOLVED, that the terms and conditions of the Merger are as follows:

            As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of the shares or of common stock of the Corporation (i) each share of common stock of the Corporation issued and outstanding immediately prior to the Effective Time shall be converted into one Share and (ii) each issued and outstanding Share immediately before the Effective Time (other than Shares held by stockholders of MYR who properly exercise their appraisal rights) shall be converted into the right to receive, and shall be exchangeable for, the highest price paid pursuant to the Offer, subject to applicable withholding or back-up withholding taxes, if any, payable to the holder thereof, without any interest thereon (the "Merger Consideration"), upon surrender of the certificates representing such Shares.

            Pursuant to the Merger Agreement, as of the Effective Time, each outstanding award of MYR restricted stock ("Restricted Stock") shall, by virtue of the Merger and without any action on the part of the holder thereof, entitle the holder thereof to receive in settlement of the vested portion thereof a cash payment from the Surviving Corporation in an amount, if any (the "Restricted Stock Cash-Out Amount"), equal to the product of (i) Merger Consideration and (ii) the total number of vested shares of MYR Restricted Stock to which the holder is entitled, upon the surrender of the certificates representing such shares of Restricted Stock. With respect to any shares of Restricted Stock that are not vested at the Effective Time, each holder hereof shall become entitled to receive on the date such shares of Restricted Stock become vested a cash payment from the Surviving Corporation in an amount equal to the Restricted Stock Cash-Out Amount, upon the surrender of the certificate representing such shares of the Restricted Stock. Notwithstanding the foregoing within 20 business days after the Effective Time each holder of Restricted Stock, whether or not vested, may elect in writing, in lieu of the cash settlement set forth above, to have all or any part of such outstanding Restricted Stock converted into GPU restricted stock, subject to the same


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      terms and  conditions  set forth in the plans and  agreements  pursuant to which the Restricted Stock was issued as in effect immediately prior to the Effective Time, except that the number of shares of such GPU restricted stock shall be the number of whole shares of GPU common stock equal to the product of the number of shares of converted Restricted Stock multiplied by the number determined by dividing the Merger Consideration by the average closing price of GPU common stock for the five (5) trading days immediately preceding the Effective Time, rounded up to the nearest whole number of shares of GPU Common Stock.

            RESOLVED, that the President, Vice President and Treasurer of the Corporation be, and each of them hereby is, authorized on behalf of the Corporation, to make, execute and deliver, in the name of and on behalf of the Corporation, a Certificate of Ownership and Merger setting forth a copy of these resolutions providing for the Merger, and the date of adoption hereof, and to cause the same to be filed with the Delaware Secretary of State and a certified copy thereof to be recorded in the office of the Recorder of Deeds in the County of New Castle in the State of Delaware.

                               GENERAL RESOLUTIONS

            RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed and empowered on behalf of the Corporation and in its name to prepare, execute, deliver and/or file any applications, certificates, agreements, or any other instruments or documents or amendments or supplements thereto, which such officers may deem necessary or appropriate to enable the Corporation to carry out the obligations of the Corporation under, and to effect the transactions contemplated by, each of the above resolutions, or to do and to cause to be done any and all other acts and things as such officers may in their discretion deem necessary or appropriate to carry out the purposes of the foregoing resolutions, the preparation, execution, delivery and/or filing of such documents, agreements and instruments or the doing or causing to be done of such other acts and things, to be conclusive evidence of such due authorization by the Corporation.

            RESOLVED, that any and all actions heretofore taken by any officer of the Corporation in connection with the


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      foregoing be, and each of them hereby is, ratified, confirmed and approved."

            IN WITNESS WHEREOF, the undersigned has caused this Certificate of Ownership and Merger to be signed by its Vice President, and attested by its Secretary, this 26th day of April, 2000.



                                          GPX ACQUISITION CORP.


                                          By
                                              ----------------------------
                                          Name:  David C. Brauer
                                          --------------------------------
                                          Title: Vice President
                                          --------------------------------

Attest:

By
   --------------------------
    Name:  Scott L. Guibord
   --------------------------
    Title: Secretary
   --------------------------